Investor Relations
Julie Kerekes
Treasurer and Sr. Managing Director, Global Tax
and Investor Relations
(952) 887-8846, julie.kerekes@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results
Operational Execution Drives Sequential Quarterly Gross Margin Increase and Improved Full Year Outlook

•Second-quarter net sales up 8.7% year-over year to $1.25 billion
•Second-quarter reported diluted EPS of $1.24; *Adjusted diluted EPS of $1.25
•Sequential gross margin and *adjusted operating earnings margin improvement from the first quarter of fiscal 2022
•Raises full year fiscal 2022 net sales and *adjusted diluted EPS guidance

BLOOMINGTON, Minn.—(BUSINESS WIRE) — June 2, 2022—The Toro Company (NYSE: TTC) today reported results for its fiscal second-quarter ended April 29, 2022.
“We delivered on our expectations for the second quarter, extending our long track record of consistent financial performance and building an increasingly strong foundation for the future,” said Richard M. Olson, chairman and chief executive officer. “Our top-line growth was driven by continued strength in demand, net price realization and our ability to produce in what remains a highly dynamic operating environment. Our organizational flexibility and resiliency helped us achieve these results, and we are well-positioned to emerge as a more efficient and agile company. Based on our operational progress, we have gained confidence heading into the remainder of the year, and as a result have increased guidance.
“Our commitment to innovation and technology leadership is a cornerstone of our strategy,” added Olson. “Last week, we announced our next generation autonomous, battery-powered, mower for today’s busy homeowners. This robotic mower further extends our Toro® Smart Yard offerings, with easy, wire-free set-up and a patented, industry-first, vision-based navigation system. This follows the recent introduction of our new autonomous fairway mower, which leverages our proprietary GeoLink® Solutions™ technologies.
"Meanwhile, our integration of the Intimidator Group is off to a great start. Beyond adding the complementary Spartan line of professional zero-turn mowers, we have an excellent opportunity to leverage our combined resources to provide unparalleled products, technologies and services to customers. Finally, we remain focused on sustainability, which is fundamental to our enterprise strategic priorities. The upcoming edition of our sustainability report will introduce goals and metrics that will help us continue to drive change in a meaningful way for all stakeholders.”

2 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results

SECOND-QUARTER FISCAL 2022 FINANCIAL HIGHLIGHTS
•Net sales of $1.25 billion, up 8.7% from $1.15 billion in the second quarter of fiscal 2021.

•Net earnings of $131.1 million, down 7.8% from $142.2 million in the second quarter of fiscal 2021; *adjusted net earnings of $132.1 million, down 5.8% from $140.3 million in the second quarter of fiscal 2021.

•Reported EPS of $1.24 per diluted share versus $1.31 per diluted share in the second quarter of fiscal 2021; *adjusted EPS of $1.25 per diluted share versus $1.29 per diluted share in the second quarter of fiscal 2021.

YEAR-TO-DATE FISCAL 2022 FINANCIAL HIGHLIGHTS
•Net sales of $2,182.1 million, up 7.9% from $2,022.1 million in the same prior-year period.

•Net earnings of $200.6 million, down 20.8% from $253.5 million in the same prior-year period; *adjusted net earnings of $201.8 million, down 13.6% from $233.5 million in the first six months of fiscal 2021.

•Reported EPS of $1.89 per diluted share versus $2.32 per diluted share in the same prior-year period; *adjusted EPS of $1.91 per diluted share versus $2.14 per diluted share in the first six months of fiscal 2021.

OUTLOOK
“Our team is sharply focused on supporting our customers, enterprise-wide operational execution, and investing for the long term,” continued Olson. “As we enter the second half of the fiscal year, demand for our innovative line-up of products remains strong. In the near-term, our ability to meet the elevated demand continues to be impacted by the global supply chain environment. Taking these factors into account, along with our operational actions and positive momentum, we are raising our full year outlook.
“Importantly, we continue to bring new products to market that meet customers’ current and future needs, driven by our strategic investments in the key technology areas of alternative power, smart-connected and autonomous solutions. Helping our customers increase productivity and efficiency, address labor challenges, and support sustainability has long been a focus and serves as a key growth driver for our business. We believe this focus, coupled with our deep relationships, extensive distribution networks and disciplined execution, will enhance our leadership in our attractive and resilient end markets. We remain well-positioned to capitalize on growth opportunities and continue delivering on our commitments to all stakeholders.”
The company is raising its full-year fiscal 2022 guidance, and now expects total net sales growth in the range of 14% to 16% and *adjusted EPS in the range of $4.00 to $4.15 per diluted share. This guidance is based on management’s current visibility in what continues to be a dynamic macro environment, and reflects expectations for ongoing strength in demand and operational execution, as well as modest accretion from the Intimidator Group acquisition.

3 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results

SECOND-QUARTER FISCAL 2022 SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the second quarter were $925.8 million, up 11.8% compared with $828.4 million in the same period last year. The increase was driven primarily by net price realization and incremental revenue from the company’s first-quarter acquisition, partially offset by lower volume in certain key product categories due to product availability constraints.

•Professional segment earnings for the second quarter were $165.4 million, down 1.1% compared with $167.1 million in the same period last year, and when expressed as a percentage of net sales, 17.9%, down from 20.2% in the prior-year period. The decrease was largely due to higher material, freight and manufacturing costs, and the addition of the Intimidator Group at a lower initial margin than the segment average, partially offset by increased net price realization and productivity initiatives.

Residential Segment
•Residential segment net sales for the second quarter were $319.7 million, up 1.5% compared with $315.0 million in the same period last year. The increase was primarily driven by net price realization and higher shipments of zero-turn riding mowers, partially offset by lower sales of walk-power mowers and portable-power products due to the delayed spring weather patterns across many parts of the U.S. this year.

•Residential segment earnings for the second quarter were $37.1 million, down 19.3% compared with $46.0 million in the same period last year, and when expressed as a percentage of net sales, 11.6%, down from 14.6% in the prior-year period. The decrease was largely driven by higher material, freight and manufacturing costs, partially offset by increased net price realization and productivity improvements.

OPERATING RESULTS
Gross margin for the second quarter was 32.4%, compared with 35.1% for the same prior-year period. *Adjusted gross margin for the second quarter was 32.5%, compared with 35.1% for the same prior-year period. The decreases in reported and adjusted gross margin were primarily due to higher material, freight and manufacturing costs, as well as the addition of the Intimidator Group at a lower initial gross margin than the company average, partially offset by increased net price realization and productivity improvements.
SG&A expense as a percentage of net sales for the second quarter was 18.7% compared with 19.4% in the prior-year period. The improvement was primarily due to net sales leverage and lower incentive expense, partially offset by higher indirect marketing expenses, in the current-year period.
Operating earnings as a percentage of net sales were 13.7% for the second quarter, compared with 15.7% in the same prior-year period. *Adjusted operating earnings as a percentage of net sales for the second quarter were 13.8%, compared with 15.7% in the same prior-year period.
Interest expense was up $0.9 million for the second quarter to $8.0 million, driven by incremental borrowing to fund the company’s acquisition of the Intimidator Group in the first quarter.
The reported effective tax rate for the second quarter was 20.6%, compared with 19.8% for the same prior-year period. The reported effective tax rate increase was primarily due to lower tax benefits recorded as excess tax deductions for stock compensation. The *adjusted effective tax rate for the second quarter was 20.8%, compared with 20.9% in the second quarter of 2021.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

4 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results

LIVE CONFERENCE CALL
June 2, 2022 at 10:00 a.m. CDT
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CDT on June 2, 2022. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $4.0 billion in fiscal 2021, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan Mowers, BOSS Snowplow, Ventrac, American Augers, Trencor, Pope, Subsite Electronics, HammerHead, Radius HDD, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Use of Non-GAAP Financial Information
This press release and our related earnings call reference certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.

5 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results

The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions.
Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “encourage,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “target,” “improve,” “believe,” “become,” “should,” “could,” “will,” “would,” “possible,” “promise,” “may,” “likely,” “intend,” “can,” “seek,” “pursue,” “potential,” “pro forma,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2022 financial guidance, and expectations for ongoing strength in demand and operational execution. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks, and challenges; adverse worldwide economic conditions, including inflationary pressures; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, war and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; risks associated with acquisitions and dispositions, including the company's recent acquisition of Intimidator Group; impairment of goodwill or other intangible assets; impacts of any restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; impact of increased scrutiny on its environmental, social, and governance practices; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

6 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	April 29, 2022	April 30, 2021	April 29, 2022	April 30, 2021
Net sales	$1,249,478	$1,149,107	$2,182,128	$2,022,093
Cost of sales	844,109	746,154	1,476,283	1,304,104
Gross profit	405,369	402,953	705,845	717,989
Gross margin	32.4%	35.1%	32.3%	35.5%
Selling, general and administrative expense	234,792	222,237	443,642	395,808
Operating earnings	170,577	180,716	262,203	322,181
Interest expense	(8,024)	(7,124)	(15,037)	(14,646)
Other income, net	2,503	3,651	5,037	5,534
Earnings before income taxes	165,056	177,243	252,203	313,069
Provision for income taxes	33,931	35,072	51,568	59,617
Net earnings	$131,125	$142,171	$200,635	$253,452

Basic net earnings per share of common stock	$1.25	$1.32	$1.91	$2.35

Diluted net earnings per share of common stock	$1.24	$1.31	$1.89	$2.32

Weighted-average number of shares of common stock outstanding — Basic	104,928	107,753	104,982	107,937

Weighted-average number of shares of common stock outstanding — Diluted	105,746	108,898	105,894	109,052

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
Segment Net Sales	April 29, 2022	April 30, 2021	April 29, 2022	April 30, 2021
Professional	$925,810	$828,358	$1,598,695	$1,478,581
Residential	319,675	315,035	575,077	532,735
Other	3,993	5,714	8,356	10,777
Total net sales*	$1,249,478	$1,149,107	$2,182,128	$2,022,093

*Includes international net sales of:	$245,671	$255,575	$440,657	$447,256

	Three Months Ended		Six Months Ended
Segment Earnings (Loss)	April 29, 2022	April 30, 2021	April 29, 2022	April 30, 2021
Professional	$165,370	$167,132	$258,642	$283,948
Residential	37,095	45,986	68,855	78,094
Other	(37,409)	(35,875)	(75,294)	(48,973)
Total segment earnings	$165,056	$177,243	$252,203	$313,069

7 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	April 29, 2022	April 30, 2021	October 31, 2021
ASSETS
Cash and cash equivalents	$263,233	$497,635	$405,612
Receivables, net	439,333	391,236	310,279
Inventories, net	891,676	628,811	738,170
Prepaid expenses and other current assets	69,434	41,809	35,124
Total current assets	1,663,676	1,559,491	1,489,185

Property, plant, and equipment, net	512,430	453,548	487,731
Goodwill	581,318	422,250	421,680
Other intangible assets, net	589,608	432,929	420,041
Right-of-use assets	75,533	73,774	66,990
Investment in finance affiliate	30,853	25,295	20,671
Deferred income taxes	1,908	9,183	5,800
Other assets	23,980	19,639	24,042
Total assets	$3,479,306	$2,996,109	$2,936,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$100,000	$99,959	$—
Accounts payable	566,769	421,738	503,116
Accrued liabilities	428,230	451,585	419,620
Short-term lease liabilities	15,729	15,622	14,283
Total current liabilities	1,110,728	988,904	937,019

Long-term debt, less current portion	990,970	591,496	691,242
Long-term lease liabilities	63,066	61,314	55,752
Deferred income taxes	50,349	74,440	50,397
Other long-term liabilities	40,677	50,538	50,598

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	104,568	107,043	105,206
Retained earnings	1,146,771	1,151,786	1,071,922
Accumulated other comprehensive loss	(27,823)	(29,412)	(25,996)
Total stockholders’ equity	1,223,516	1,229,417	1,151,132
Total liabilities and stockholders’ equity	$3,479,306	$2,996,109	$2,936,140

8 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 29, 2022	April 30, 2021
Cash flows from operating activities:
Net earnings	$200,635	$253,452
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(3,475)	(3,329)
Contributions to finance affiliate, net	(6,707)	(2,221)
Depreciation of property, plant and equipment	37,318	38,045
Amortization of other intangible assets	15,632	11,134
Fair value step-up adjustment to acquired inventory	535	—
Compensation cost for stock-based compensation awards	11,133	10,345
Deferred income taxes	—	137
Other	313	(175)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(126,413)	(130,032)
Inventories, net	(122,731)	18,652
Prepaid expenses and other assets	(20,150)	360
Accounts payable, accrued liabilities, and other liabilities	56,774	122,251
Net cash provided by operating activities	42,864	318,619

Cash flows from investing activities:
Purchases of property, plant and equipment	(35,969)	(26,198)
Business combinations, net of cash acquired	(403,120)	(14,874)
Asset acquisition, net of cash acquired	—	(26,976)
Proceeds from asset disposals	163	91
Proceeds from sale of a business	—	18,432
Net cash used in investing activities	(438,926)	(49,525)

Cash flows from financing activities:
Borrowings under debt arrangements	600,000	—
Repayments under debt arrangements	(200,000)	(100,000)
Proceeds from exercise of stock options	2,247	10,865
Payments of withholding taxes for stock awards	(1,850)	(1,169)
Purchases of TTC common stock	(75,000)	(107,152)
Dividends paid on TTC common stock	(62,954)	(56,602)
Net cash provided by (used in) financing activities	262,443	(254,058)

Effect of exchange rates on cash and cash equivalents	(8,760)	2,707

Net (decrease) increase in cash and cash equivalents	(142,379)	17,743
Cash and cash equivalents as of the beginning of the fiscal period	405,612	479,892
Cash and cash equivalents as of the end of the fiscal period	$263,233	$497,635

9 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided financial measures that are not calculated or presented in accordance with United States ("U.S") generally accepted accounting principles ("GAAP") ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because the company believes they provide meaningful supplemental information regarding the company's core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements or other matters; and tax positions. The company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance and cash flows. These non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.

10 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results
Reconciliation of Non-GAAP Financial Performance Measures
The following table provides a reconciliation of financial performance measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial performance measures included within the accompanying press release for the three and six month periods ended April 29, 2022 and April 30, 2021:

	Three Months Ended		Six Months Ended
	April 29, 2022	April 30, 2021	April 29, 2022	April 30, 2021
Gross profit	$405,369	$402,953	$705,845	$717,989
Acquisition-related costs[1]	1,024	—	1,024	—
Non-GAAP gross profit	$406,393	$402,953	$706,869	$717,989

Gross margin	32.4%	35.1%	32.3%	35.5%
Acquisition-related costs[1]	0.1%	—%	0.1%	—%
Non-GAAP gross margin	32.5%	35.1%	32.4%	35.5%

Operating earnings	$170,577	$180,716	$262,203	$322,181
Acquisition-related costs[1]	1,736	—	2,752	—
Litigation settlement, net[2]	—	—	—	(17,075)
Non-GAAP operating earnings	$172,313	$180,716	$264,955	$305,106

Earnings before income taxes	$165,056	$177,243	$252,203	$313,069
Acquisition-related costs[1]	1,736	—	2,752	—
Litigation settlement, net[2]	—	—	—	(17,075)
Non-GAAP earnings before income taxes	$166,792	$177,243	$254,955	$295,994

Net earnings	$131,125	$142,171	$200,635	$253,452
Acquisition-related costs[1]	1,375	—	2,179	—
Litigation settlement, net[2]	—	(17)	—	(13,472)
Tax impact of stock-based compensation[3]	(367)	(1,871)	(987)	(6,449)
Non-GAAP net earnings	$132,133	$140,283	$201,827	$233,531

Net earnings per diluted share	$1.24	$1.31	$1.89	$2.32
Acquisition-related costs[1]	0.01	—	0.03	—
Litigation settlement, net[2]	—	—	—	(0.13)
Tax impact of stock-based compensation[3]	—	(0.02)	(0.01)	(0.05)
Non-GAAP net earnings per diluted share	$1.25	$1.29	$1.91	$2.14

Effective tax rate	20.6%	19.8%	20.4%	19.0%
Tax impact of stock-based compensation[3]	0.2%	1.1%	0.4%	2.1%
Non-GAAP effective tax rate	20.8%	20.9%	20.8%	21.1%

11 - The Toro Company Reports Solid Second-Quarter Fiscal 2022 Results

1    On January 13, 2022, the company completed the acquisition of Intimidator. Acquisition-related costs for the three month period ended April 29, 2022 represent integration costs incurred for our acquisition of Intimidator. Acquisition-related costs for the six month period ended April 29, 2022 represent transaction and integration costs incurred for our acquisition of Intimidator. No acquisition-related costs were incurred during the three and six month periods ended April 30, 2021.
2    On November 19, 2020, Exmark Manufacturing Company Incorporated ("Exmark"), a wholly-owned subsidiary of TTC, and Briggs & Stratton Corporation ("BGG") entered into a settlement agreement ("Settlement Agreement") relating to the decade-long patent infringement litigation that Exmark originally filed in May 2010 against Briggs & Stratton Power Products Group, LLC ("BSPPG"), a former wholly-owned subsidiary of BGG (Case No. 8:10CV187, U.S. District Court for the District of Nebraska) (the "Infringement Action"). The Settlement Agreement provided, among other things, that upon approval by the bankruptcy court, and such approval becoming final and nonappealable, BGG agreed to pay Exmark $33.65 million ("Settlement Amount"). During January 2021, the first quarter of fiscal 2021, the Settlement Amount was received by Exmark in connection with the settlement of the Infringement Action and at such time, the underlying events and contingencies associated with the gain contingency related to the Infringement Action were satisfied. As such, the company recognized in selling, general and administrative expense within the Consolidated Statements of Earnings during the first quarter of fiscal 2021 (i) the gain associated with the Infringement Action and (ii) a corresponding expense related to the contingent fee arrangement with the company's external legal counsel customary in patent infringement cases equal to approximately 50 percent of the Settlement Amount. Accordingly, litigation settlement, net represents the net amount recorded within selling, general and administrative expense in the Condensed Consolidated Statements of Earnings for the settlement of the Infringement Action during the six month period ended April 30, 2021. No amounts were recorded for litigation settlement, net during the three month period ended April 30, 2021 or the three and six month periods ended April 29, 2022.
3    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and six month periods ended April 29, 2022 and April 30, 2021.
Reconciliation of Non-GAAP Liquidity Measures
The company defines non-GAAP free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Non-GAAP free cash flow conversion percentage represents non-GAAP free cash flow as a percentage of net earnings. The company considers non-GAAP free cash flow and non-GAAP free cash flow conversion percentage to be liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to non-GAAP free cash flow for the six month periods ended April 29, 2022 and April 30, 2021:

	Six Months Ended
(Dollars in thousands)	April 29, 2022	April 30, 2021
Net cash provided by operating activities	$42,864	$318,619
Less: Purchases of property, plant and equipment	35,969	26,198
Non-GAAP free cash flow	6,895	292,421
Net earnings	$200,635	$253,452
Non-GAAP free cash flow conversion percentage	3.4%	115.4%
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